Exhibit 99.5

CBASS 2005-CB6 – Collat Request

	Coverage	Client	Request	Completed	Filed with Attorney

1	Goodwin	Hyperion	Hyperion	Yes
2	Goodwin	Ischus	Ischus	Yes
3	Engelking		Fixed, ARM	Yes
4	Lavers	Solent	Solent	Yes
5	Kuskowski, Alfred		IO	Yes
6	De Cambra, Helen	Win Cap	Win Cap	Yes
7	Peterson, Amy	Dearfield	DTI, Silent 2nds	Yes
8	Davidson, Peter B.	AIG	Summary, Matrix	Summary
9	Keegan, Tracey	Bony	Silent 2nds, Sub-prime, Non-Subprime, No Doc	Yes
10	Keegan, Tracey	Dynamic	Dynamic	Yes
11	Sankovich, Mike	Church tavern	IO, Non-Owner	Yes
12	Jackier, Seth		Silent 2nds	Yes
13	Mulkeen, Thomas	Euro Hypo	Euro Hypo, Euro Hypo Revised	Yes
14	Peterson, Amy		IO, Sub-prime, Non-Subprime, Lfietime Floor Cap	Yes
15	St Piere	Standish	Silent 2nds, Sub-prime, Non-Subprime, Top 10 Zips

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Top 10 CA City	Total Balance	Total Balance
Concentrations	Amount	%

Los Angeles CA	$8,764,041.41	6.12%
Sacramento CA	4,257,061.98	2.97
San Jose CA	4,185,342.72	2.92
Stockton CA	3,748,185.49	2.62
Fresno CA	3,667,164.87	2.56
Bakersfield CA	3,343,760.09	2.34
Lancaster CA	3,246,551.47	2.27
Modesto CA	3,053,702.89	2.13
Riverside CA	2,797,259.07	1.95
Moreno Valley CA	2,381,072.26	1.66
Other	103,712,878.17	72.45

Total:	$143,157,020.42	100.00%

Top 10 City	Total Balance	Total Balance
Concentrations	Amount	%

Miami FL	$22,054,095.03	4.41%
Las Vegas NV	21,173,726.98	4.24
Los Angeles CA	8,764,041.41	1.75
Chicago IL	4,649,765.98	0.93
North Las Vegas NV	4,323,964.11	0.87
Sacramento CA	4,257,061.98	0.85
Hialeah FL	4,254,071.45	0.85
Phoenix AZ	4,228,058.82	0.85
San Jose CA	4,185,342.72	0.84
Henderson NV	3,962,530.40	0.79
Other	417,846,180.43	83.62

Total:	$499,698,839.31	100.00%

Top 10 ZIP	Total Balance	Total Balance
Concentrations	Amount	%

33177	$2,336,886	0.47%
85242	$2,294,324	0.46%
89123	$2,202,059	0.44%
33012	$1,971,784	0.39%
89031	$1,934,513	0.39%
22193	$1,884,564	0.38%
89135	$1,821,957	0.36%
89148	$1,644,945	0.33%
93534	$1,452,530	0.29%
89015	$1,425,912	0.29%
Other	$480,729,367	96.20%

Total:	$499,698,839	100.00%